UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 21, 2024

Crescent Energy Company
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41132	87-1133610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Travis Street, Suite 7200 Houston, Texas		77002
(Address of Principal Executive Offices)		(Zip Code)

(713) 337-4600
Registrant’s Telephone Number, Including Area Code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	CRGY	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.
Hedge Settlements
For the three and twelve months ended December 31, 2023, Crescent Energy Company (the “Company” or “Crescent”) expects to report $55 million and $215 million, respectively, of net cash settlements paid on Crescent's hedge positions, composed of the following:

	Three Months Ended December 31, 2023	Year Ended December 31, 2023
	(in millions)
Net Realized Loss on Derivative Settlements	$43	$154
Settlement of Acquired Derivative Contracts(1)	12	61
Net Cash Settlements Paid	$55	$215

The dollar amounts included in this Current Report on Form 8-K are preliminary and subject to change. Such amounts as disclosed herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements are based on current expectations but remain subject to a number of assumptions, risks and uncertainties. Consequently, actual final results could differ materially from current expectations. Final dollar amounts for the three and twelve months ended December 31, 2023 will be reported in Crescent’s Annual Report on Form 10-K for the year ended December 31, 2023.

The information in this Item 2.02 shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act.

This Item 2.02 incorporates by reference the information contained in Item 8.01 of this Current Report on Form 8-K and the reserve report prepared by Ryder Scott, independent reserve engineers, filed as Exhibit 99.1 herewith.

Item 8.01. Other Events.

2023 Year End Reserves
The following table provides our historical reserves, PV-0 and PV-10 as of December 31, 2023, prepared in accordance with SEC guidelines. The reserve estimates presented are based primarily on a reserve report prepared by Ryder Scott. In preparing its report, Ryder Scott evaluated properties representing approximately 98% of our total proved reserves on a barrel of oil equivalent (“Boe”) basis as of December 31, 2023. Our internal technical staff evaluated the remaining properties. Crescent’s year-end 2023 proved reserves totaled 548 MMBoe, of which 80% were proved developed and 64% were liquids. The first year decline rate of Crescent’s proved developed producing reserves, based on production forecasts used in the Company’s reserve reports, is 19%. At year-end 2023, the Company’s standardized measure of discounted future net cash flows of proved reserves was $5.3 billion and PV-10(2), utilizing SEC pricing, was $5.6 billion.

In connection with the preparation of our year-end reserves and based on Crescent’s near-term development program, we recorded an impairment expense of $153.5 million that is largely attributed to the removal of certain Permian basin PUD locations in Pecos County from Crescent’s five-year development plan. As a result of Crescent’s recent acquisitions in both the Eagle Ford and the Uinta basins, we anticipate the go forward capital program will be largely focused in these two regions.

	Proved Reserves				Present Value(2)
	Net Oil (MMBbl)	Net Gas (Bcf)	Net NGL (MMBbl)	Net Total (MMBoe)	PV-0 $MM	PV-10 $MM
Proved Developed	177	1,033	87	436	$7,010	$4,375
Proved Undeveloped	74	144	14	112	2,646	1,191
Total Proved Reserves	250	1,176	102	548	$9,656	$5,566

Reconciliation of Non-GAAP Measures
Present value (discounted at PV-0 and PV-10) is not a financial measure calculated in accordance with GAAP because it does not include the effects of income taxes on future net revenues. None of PV-0, PV-10 and Standardized Measure represent an estimate of the fair market value of our oil and natural gas properties. Our PV-0 measurement does not provide a discount rate to estimated future cash flows. PV-0 therefore does not reflect the risk associated with future cash flow projections like PV-10 does. PV-0 should therefore only be evaluated in connection with an evaluation of our PV-10 and Standardized Measure. We believe that the presentation of PV-0 and PV-10 is relevant and useful to its investors as supplemental disclosure to the Standardized Measure because they present future net cash flows attributable to our reserves prior to taking into account future income taxes and our current tax structure. We and others in our industry use PV-10 as a measure to compare the relative size and value of proved reserves held by companies without regard to the specific tax characteristics of such entities. Investors should be cautioned that PV-10 does not represent an estimate of the fair market value of our proved reserves. The most directly comparable GAAP financial measure is standardized measure of discounted future net cash flows.

PV-10

(in millions)	For the year ended December 31, 2023
Standardized measure of discounted future net cash flows	$5,289
Discounted income taxes	277
Total Proved PV-10 at SEC Pricing	$5,566

(1) Represents the settlement of certain oil commodity derivative contracts acquired in connection with Crescent’s purchase of all the issued and outstanding membership interests of Uinta AssetCo, LLC, a Texas limited liability company that holds all development and production assets of, and certain obligations formerly held by EP Energy E&P Company, L.P. located in the State of Utah, in March 2022. The Company expects to report these settlements as negative adjustments on the Statements of Cash Flows and as reductions to Adjusted EBITDAX.
(2) Present value (discounted at PV-0 and PV-10) is a non-GAAP financial measure. See disclosures for a reconciliation to the comparable GAAP measure. Estimates based on SEC pricing, which is calculated using the simple average of the first-of-the month commodity prices, adjusted for location and quality differentials, with consideration of known contractual price changes. The average benchmark prices per unit, before location and quality differential adjustments, used to calculate the related reserve category was $78.22 / bbl for oil and $2.64 / MMBtu for gas.

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This Item 8.01 incorporates by reference the information contained in Item 2.02 of this Current Report on Form 8-K and the reserve report prepared by Ryder Scott, independent reserve engineers, filed as Exhibit 99.1 herewith.

Cautionary Statement Regarding Forward-Looking Information

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on current expectations. The words and phrases “should”, “could”, “may”, “will”, “believe”, “think”, “plan”, “intend”, “expect”, “potential”, “possible”, “anticipate”, “estimate”, “forecast”, “view”, “efforts”, “target”, “goal” and similar expressions identify forward-looking statements and express our expectations about future events. We believe that our expectations are based on reasonable assumptions; however, no assurance can be given that such expectations will prove to be correct. A number of factors could cause actual results to differ materially from the expectations, anticipated results or other forward-looking information expressed in this report, including weather, political, economic and market conditions, including a decline in the price and market demand for natural gas, natural gas liquids and crude oil, uncertainties inherent in estimating natural gas and oil reserves and in projecting future rates of production; our hedging strategy and results, federal and state regulations and laws, the impact of pandemics such as COVID-19, actions by the Organization of the Petroleum Exporting Countries (“OPEC”) and non-OPEC oil-producing countries, the impact of armed conflicts, including in and around Ukraine and Israel, the impact of disruptions in the banking industry and capital markets, the timing and success of business development efforts, including acquisition and disposition opportunities, our reliance on external manager, cost inflation and central bank policy changes associated therewith and other uncertainties. All statements, other than statements of historical facts, included in this report that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control. Consequently, actual future results could differ materially from our expectations due to a number of factors, including, but not limited to, those items identified as such in the most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q and the risk factors described thereunder, filed by Crescent Energy Company with the U.S. Securities and Exchange Commission.

Many of such risks, uncertainties and assumptions are beyond our ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. We do not give any assurance (1) that we will achieve our expectations or (2) concerning any result or the timing thereof. We assume no duty to update or revise these forward-looking statements based on new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
23.1	Consent of Ryder Scott Company, L.P.
99.1	Report of Ryder Scott Company, L.P.
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 21, 2024
CRESCENT ENERGY COMPANY
By:    /s/ Brandi Kendall
Name:    Brandi Kendall
Title:    Chief Financial Officer

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